SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2006 Annual Meeting of Stockholders

and Proxy Statement

Meeting Date:

June 29, 2006

Network Meeting Center

Techmart

5201 Great America Parkway

Santa Clara, California 95054

Advanced Analogic Technologies Incorporated

830 East Arques Avenue

Sunnyvale, California 94085

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Advanced Analogic Technologies Incorporated. The Annual Meeting will be held on Thursday, June 29, 2006, at 1:30 p.m. local time, at the Network Meeting Center at Techmart located at 5201 Great America Parkway, Santa Clara, California 95054.

The expected actions to be taken at the Annual Meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Included with the Proxy Statement is a copy of our Annual Report for the fiscal year ended December 31, 2005. We encourage you to read the Annual Report. It includes our audited financial statements and information about our operations, markets and services.

Stockholders of record as of May 4, 2006 may vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card will ensure your representation at the meeting but does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about the proxy voting. Please read it carefully. We look forward to seeing you at the Annual Meeting.

Sincerely,

/S/ RICHARD K. WILLIAMS

Richard K. Williams

President, Chief Executive Officer and Chief Technical Officer

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 29, 2006

Time:	1:30 p.m. local time

Place:	Network Meeting Center

Techmart

5201 Great America Parkway

Santa Clara, California 95054

Matters to be voted on:

1.	Election of Jaff Lin and Richard K. Williams as Class I directors.

2.	Ratification of Deloitte & Touche LLP as independent auditors.

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on May 4, 2006 are entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors

/s/ BRIAN R. MCDONALD

Brian R. McDonald

Chief Financial Officer, Vice President of Worldwide Finance and Secretary

May 16, 2006

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD.

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ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

PROXY STATEMENT FOR 2006

ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of Advanced Analogic Technologies Incorporated (“AnalogicTech”), for use at the Annual Meeting of Stockholders to be held on Thursday, June 29, 2006 at 1:30 p.m. local time, and at any postponement or adjournment thereof. The Annual Meeting will be held at the Network Meeting Center at Techmart located at 5201 Great America Parkway, Santa Clara, California 95054. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

These proxy solicitation materials and the enclosed Annual Report for the fiscal year ended December 31, 2005, including financial statements, were first mailed on or about May 16, 2006 to all stockholders entitled to vote at the meeting. Our principal executive offices are located at 830 East Arques Avenue, Sunnyvale, California, 94085, and our telephone number is (408) 737-4600.

GENERAL INFORMATION ABOUT THE MEETING

Who May Vote

You may vote if our records showed that you owned shares of AnalogicTech as of May 4, 2006 (the “Record Date”). At the close of business on that date, we had a total of [            ] shares of common stock issued and outstanding, which were held of record by approximately [            ] stockholders. As of the Record Date, we had no shares of Preferred Stock outstanding. You are entitled to one vote for each share that you own.

Voting Your Proxy

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. If a bank, broker or other nominee holds your shares and you wish to attend the meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by signing, dating and mailing the proxy card in the postage paid envelope that we have provided. Of course, you may also choose to attend the meeting and vote your shares in person. The proxy holders will vote your shares in accordance with your instructions on the proxy card. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

Matters to be Presented	We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Changing Your Vote

To revoke your proxy instructions if you are a holder of record, you must (i) advise our Corporate Secretary in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions, or (iii) attend the meeting and vote your shares in person. If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or nominee.

Cost of This Proxy Solicitation

We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

How Votes are Counted

The Annual Meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Abstentions and Broker Non-Votes

Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold your common stock through a bank, broker or other nominee, the broker may be prevented from voting shares held in your account on some proposals (a “broker non-vote”) unless you have given voting instructions to the bank, broker or nominee. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

•	“FOR” the election of Jaff Lin and Richard K. Williams to the Board of Directors as Class I Directors; and

•	“FOR” ratification of Deloitte & Touche LLP as our independent auditors for fiscal year 2006.

Deadlines for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (SEC) and our bylaws. Stockholder proposals that are intended to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2007 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the Securities Exchange Act) must be received by us no later than January 16, 2007 to be considered for inclusion.

If a stockholder intends to submit a proposal or nomination for director for our 2007 Annual Meeting of Stockholders that is not to be included in AnalogicTech’s Proxy Statement and form of Proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in AnalogicTech’s bylaws no later than February 16, 2007. AnalogicTech’s bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to Advanced Analogic Technologies Incorporated, 830 East Arques Avenue, Sunnyvale, California 94085, Attention: Corporate Secretary. You can also access our SEC filings, including our Annual Report on Form 10-K, on the SEC’s website located at www.sec.gov and on our website at www.aati.com.

PROPOSAL ONE: ELECTION OF DIRECTORS

We have a classified Board of Directors. Our Board of Directors currently consists of two Class I directors, two Class II directors and two Class III directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates or until their respective successors are duly elected and qualified.

Nominees

The Corporate Governance and Nominating Committee of the Board of Directors selected, and the Board of Directors approved, Jaff Lin and Richard K. Williams, as nominees for election to Class I of the Board of Directors at the Annual Meeting. Each of these nominees currently serves on our Board of Directors. If elected, Messrs. Lin and Williams will each serve as a director until our annual meeting in 2009, their respective successors are elected and qualified or their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Messrs. Lin and Williams. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that any nominee would be unable or unwilling to serve as a director.

Vote Required	If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will have no effect on the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF JAFF LIN AND RICHARD K. WILLIAMS TO THE BOARD OF DIRECTORS.

Information About the Directors and Nominees	The following table sets forth information regarding our directors and the nominees as of April 30, 2006:

Name	Age	Position	Director Since
Class I nominees to be re-elected at the 2006 Annual Meeting:
Jaff Lin	58	Director	1999
Richard K. Williams	47	President, Chief Executive Officer, Chief Technical Officer and Director	1998

Class II directors whose terms expire at the 2007 Annual Meeting:
Samuel J. Anderson	49	Chairman of the Board of Directors	2001
Kenneth P. Lawler	46	Director	2004

Class III directors whose terms expire at the 2008 Annual Meeting:
Alan E. Ross	71	Director	2005
Thomas Weatherford	59	Director	2004

There are no family relationships between any director, director nominee and executive officer.

Jaff Lin

Mr. Lin has served as a director since June 1999. Mr. Lin co-founded Maton Venture in 1997 and has served as a Managing Director since its inception. Mr. Lin served as Chief Technical Officer and previously as Vice President of Engineering at BusLogic, Inc. from November 1990 to March 1996. Prior to that, Mr. Lin served in various engineering and marketing management capacities at Cirrus Logic, Inc., Compass Development, Inc. and Scientific Micro Systems. Mr. Lin received an M.S. in Electrical Engineering and Computer Science from the University of California, Berkeley and a B.S. in Nuclear Engineering from the National Tsing Hua University in Taiwan.

Richard K. Williams

Mr. Williams, one of our founders, has served as our President and Chief Executive Officer since April 2000 and also as our Chief Technical Officer and a director since September 1998. From September 1998 to April 2000, Mr. Williams previously served as our Vice President of Engineering and Product Strategy. Prior to joining us, Mr. Williams served at Siliconix incorporated from September 1980 to September 1998, most recently as Senior Director of Device Concept & Design. Mr. Williams holds more than 200 U.S. patents in device, process, package, circuit, system and application methods and apparatus, and has written over 100 published articles and invited papers. Mr. Williams is a member of the Institute of Electrical and Electronic Engineers. Mr. Williams received an M.S. in Electrical Engineering from Santa Clara University and a B.S., with honors, in Electrical Engineering (specializing in semiconductor device physics and fabrication) from the University of Illinois at Urbana-Champaign, where he currently holds the positions of board member and Vice President of the west coast division of UIUC’s Electrical and Computer Engineering Alumni.

Samuel J. Anderson

Mr. Anderson has served as a director and as Chairman of our Board of Directors since August 2001. Mr. Anderson was a founder of Great Wall Semiconductor Corporation and has served as its Chairman, President and Chief Executive Officer since January 2002. Mr. Anderson previously served as Vice President of Business Development at ON Semiconductor Corporation from August 1999 to December 2001 and held various positions in the semiconductor products sector of Motorola, Inc. from June 1986 to August 1999. Mr. Anderson also serves on the board of directors of Vicor Corporation. Mr. Anderson holds over 20 U.S. patents in the area of semiconductor technology. Mr. Anderson received an M.S. in Microelectronics from Arizona State University, an M.S. in Physics from Queen’s University of Belfast, Ireland and a B.S. in Electronics from the University of Ulster, Ireland.

Kenneth P. Lawler

Mr. Lawler has served as a director since January 2004. Since February 1995, Mr. Lawler has served as a General Partner of the Battery Ventures fund organization. Mr. Lawler is a Managing Member of the general partner of Battery Ventures VI, L.P. and Battery Investment Partners VI, LLC. Prior to joining Battery Ventures in 1995, Mr. Lawler spent ten years in venture capital at

Patricof & Co. Ventures, now known as Apax Partners, and Berkeley International Capital Corporation. Prior to 1985, he worked in product management at Advanced Micro Devices, Inc. and in engineering management at Teradyne, Inc. and Fairchild Semiconductor International, Inc. Mr. Lawler also serves on the board of directors of SigmaTel, Inc. and on the Venture Capital Advisory Board for the Fabless Semiconductor Association. Mr. Lawler received an M.B.A. from the University of California, Los Angeles and an M.S. and a B.S. in Industrial Engineering from Stanford University.

Alan E. Ross

Mr. Ross has served as a director since July 2005. He is currently an independent venture capitalist. Mr. Ross served as President and Chief Executive Officer of Broadcom Corporation from January 2003 to January 2005 and as its Chief Operating Officer from November 2002 to January 2003. Mr. Ross served as Chairman of the Board and Chief Executive Officer of Worldwide Semiconductor Manufacturing Corporation from 1996 until April 1999. In addition, he served as Chief Executive Officer of Gambit Automated Design, Inc., an integrated circuit and tool manufacturer, from 1997 until 1998, and as President of Rockwell Telecommunications Group from 1990 to 1995. Mr. Ross also serves on the board of directors of Broadcom. Mr. Ross received a B.S. in Industrial Management from San Diego State University.

Thomas Weatherford

Ms. Weatherford has served as a director since July 2004. Mr. Weatherford served as Executive Vice President and Chief Financial Officer at Business Objects S.A. from September 1997 until his retirement in January 2003. Mr. Weatherford previously held senior financial positions at NETCOM On-Line Communication Services, Inc., Logitech, Inc., Texas Instruments Incorporated, Schlumberger and Tandem Computers, Inc. Mr. Weatherford also serves on the boards of directors of ILOG S.A., Saba Software, Inc., Smart Modular Technologies (WWH), Inc., Synplicity, Inc., and Tesco Corporation. Mr. Weatherford received a B.B.A. from the University of Houston.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors held five meetings during fiscal year 2005. All directors attended at least 75% percent of the meetings of the Board of Directors and of the committees on which they served during fiscal year 2005.

Board Independence

The Board of Directors has determined that each of its current directors, except Richard K. Williams, has no material relationship with AnalogicTech and is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect.

Committees of the Board of Directors

The Board of Directors has Audit, Corporate Governance and Nominating, and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors. The following describes each committee, its current membership, its function and the number of meetings held during fiscal year 2005.

Audit Committee

The Audit Committee consists of Messrs. Weatherford, Anderson and Lawler; each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect. The Board of Directors has determined that Mr. Weatherford is an “audit committee financial expert” as defined in SEC rules. The Audit Committee held four meetings during fiscal year 2005. Mr. Weatherford serves as Chairman of the Audit Committee.

The Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. This committee’s responsibilities include:

•	selecting and hiring our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	approving the audit and non-audit services to be performed by our independent auditors;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing with management and our auditors any earnings announcements and other public announcements and regulatory filings regarding our results of operations;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics.

The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included with this Proxy Statement as Appendix A.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Messrs. Ross, Anderson, Lawler, Lin and Weatherford, each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect. Mr. Ross serves as Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee did not hold any meetings during fiscal year 2005.

The Corporate Governance and Nominating Committee’s purpose is to assist our Board of Directors by identifying individuals qualified to become members of our Board of Directors, consistent with criteria set by our board, and to develop our corporate governance principles. This committee’s responsibilities include:

•	evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding the appointment of directors to our committees;

•	administering a policy for considering stockholder nominees for election to our board of directors;

•	evaluating and recommending candidates for election to our board of directors;

•	overseeing our board of directors’ performance and self-evaluation process; and

•	reviewing our corporate governance principles and providing recommendations to the board regarding possible changes.

A copy of the Corporate Governance and Nominating Committee charter is available on our website at www.aati.com.

Stockholder Recommendations and Nominations

Pursuant to the requirements of its charter, the Corporate Governance and Nominating Committee will review any director candidates recommended by our stockholders who are entitled to vote in the election of directors, provided that the stockholder recommendations are timely submitted in writing to our Secretary, along with all required information, in compliance with the stockholder nomination provisions of our bylaws. A stockholder desiring to recommend a candidate for election to the Board of Directors should direct the recommendation in writing to:

Corporate Secretary
Advanced Analogic Technologies Incorporated
830 East Arques Avenue
Sunnyvale, California 94085

A submitted recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and information regarding any relationships between the candidate and AnalogicTech within the last three years. Any candidates properly recommended in accordance with the foregoing requirements by stockholders will be considered in such manner as the members of our Corporate Governance and Nominating Committee deem appropriate.

A stockholder desiring to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in our bylaws and the rules and regulations of the SEC. In general, these deadlines and requirements are described above under “Deadlines for Receipt of Stockholder Proposals” in this Proxy Statement.

Director Qualifications

We have no stated minimum criteria for director nominees. The Corporate Governance and Nominating Committee does, however, seek for nomination and appointment candidates with excellent decision-making ability, business experience, relevant expertise, personal integrity and reputation. This committee may also consider other factors such as diversity, age, length of service and other commitments. This committee believes it appropriate that at least one member of the Board of Directors meet the criteria for an audit committee financial expert as defined by the rules of the Securities and Exchange Commission, and that a majority of the members of the Board of Directors meet the independent director standard under rules of the Nasdaq Stock Market. This committee also believes it may be appropriate for certain members of our management, in particular the Chief Executive Officer, to participate as a member of the Board of Directors.

Identification and Evaluation of Nominees for Directors

The Corporate Governance and Nominating Committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of such class of directors does not wish to continue in service or if this committee or the Board of Directors decides not to re-nominate a member of such class of directors for re-election, this committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of this committee and the Board of Directors are polled for suggestions as to individuals meeting the criteria for nomination. Research may also be performed to identify qualified individuals. This committee may, in its discretion, engage third party search firms to identify and assist in recruiting potential nominees to the Board of Directors. Candidates may also come to the attention of this committee through management, stockholders or other persons.

The Corporate Governance and Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management.

After such review and consideration, the Corporate Governance and Nominating Committee selects, or recommends that the Board of Directors select, the slate of director nominees.

Compensation Committee

The Compensation Committee consists of Messrs. Anderson, Lawler and Lin. Mr. Anderson serves as Chairman of the Compensation Committee. The Compensation Committee held one meeting during fiscal year 2005.

The Compensation Committee’s purpose is to assist our Board of Directors in determining the compensation for our senior management and directors and recommend these plans to our board. This committee’s responsibilities include:

•	reviewing and recommending compensation and benefit plans for our executive officers and compensation policies for members of our board of directors and board committees;

•	reviewing the terms of offer letters and employment agreements and arrangements with our officers;

•	setting performance goals for our officers and reviewing their performance against these goals;

•	evaluating the competitiveness of our executive compensation plans; and

•	preparing the report that the SEC requires in our annual proxy statement.

A copy of the Compensation Committee charter is available on our website at www.aati.com.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2005, no member of the Compensation Committee was an officer or employee of AnalogicTech. During fiscal year 2005, no member of the Compensation Committee or executive officer of AnalogicTech served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Annual Meeting Attendance

We do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of stockholders, but all directors are encouraged to attend these meetings. The 2006 Annual Meeting of Stockholders is the first annual meeting of stockholders since our initial public offering in August 2005. We did not hold an annual meeting of stockholders in 2005.

Communicating with the Board of Directors

Any stockholder who desires to contact any of the members of our Board of Directors may write to the following address: Board of Directors, c/o Secretary, Advanced Analogic Technologies Incorporated, 830 East Arques Avenue, Sunnyvale, California 94085. Communications received in writing will be collected, organized and processed by our Secretary, who will distribute the communications to the members of the Board of Directors, as appropriate, depending on the facts and circumstances outlined in the communication received. Where the nature of the communication warrants, the Secretary may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or an independent director, or our management or independent advisors, as the Secretary considers appropriate.

Directors’ Compensation

We have implemented a policy regarding the compensation of non-employee members serving on our Board of Directors. Pursuant to the policy, no director personally holding, excluding shares granted to such director in connection with service on the board, or otherwise employed by or affiliated with any company holding, more than one percent of our capital stock will be eligible for compensation for his or her services as a member of our Board of Directors. Messrs. Anderson, Ross and Weatherford currently qualify for compensation under this policy. All qualifying board members are entitled to receive $25,000 per year of service, as well as $2,000 for each board meeting attended in person plus reimbursement for associated expenses or $1,000 for each board meeting attended by telephone. All qualifying board members also receive an initial option grant for the purchase of 36,000 shares of common stock upon the commencement of each three-year term of service on the board and an additional option grant for the purchase of 2,100 shares of common stock for each year of service on the board during such term. In addition, assuming that they are qualifying board members, the chairperson of the Board of Directors, the chairperson of the audit committee and the chairperson of the corporate governance and nominating committee each receive an additional $20,000 for each year of service plus an initial stock option grant of 12,000 shares of common stock upon the commencement of each three-year term of service as chairpersons. The exercise prices of all options granted pursuant to our director compensation policy is equal to the fair market value of our common stock on the date of grant.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics for all employees and independent contractors of AnalogicTech, which is applicable to all principal executive, financial and accounting officers. Our Code of Business Conduct and Ethics can be accessed on our website at www.aati.com. AnalogicTech will file a Form 8-K with the SEC, disclosing any material amendment to the Code of Business Conduct and Ethics or waiver of a provision of the Code of Business Conduct and Ethics, including the name of the officer to whom the waiver was granted, within four business days after such amendment or waiver.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP to audit our financial statements for the fiscal year ending December 31, 2006. The decision of the Board of Directors to appoint Deloitte & Touche LLP was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with Deloitte & Touche LLP in all of these respects.

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint new independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interest of AnalogicTech and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors may reconsider its selection.

Deloitte & Touche LLP has audited our financial statements since fiscal year 2000. The Board of Directors expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accountant Fees and Services	The following table presents the fees paid or accrued by AnalogicTech for the audit and other services provided by Deloitte & Touche LLP for the years ended December 31, 2004 and 2005:

	2004	2005
	(in thousands)
Audit Fees (1)	$195	$463
Audit-Related Fees (2)	$60	$581
Tax Fees
Tax Compliance	$115	$105
Tax Advice	$37	$331

Total Fees	$408	$1,480

(1) Includes audit and quarterly review fees. (2) IPO related costs and foreign statutory audits.

Audit Committee Pre-Approval Policy

Prior to the initiation of any audit related or non-audit related service, the Audit Committee is presented with a proposal for such service and an estimate of the fees for pre-approval. In the event the scope of the work requires change from the initial proposal, the modified proposal is presented to the Audit Committee for pre-approval. The requests for pre-approvals are presented to the Audit Committee at the time of the committee’s regularly scheduled meetings, or on an as-needed basis. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit related and non-audit related services to be performed by AnalogicTech’s independent auditors and associated fees on an as-needed basis. Such pre-approvals are reported to the full Audit Committee at its next regularly scheduled meeting. Subsequent to our initial public offering, effective on August 3, 2005, the Audit Committee has pre-approved 100% of audit related and non-audit related services by AnalogicTech’s independent auditors.

The Audit Committee has determined the rendering of other professional services for tax compliance and tax advice by Deloitte & Touche LLP is compatible with maintaining their independence.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of Deloitte & Touche LLP as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS ANALOGICTECH’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information about the beneficial ownership of our common stock on March 31, 2006, by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the tables is c/o Advanced Analogic Technologies Incorporated, 830 East Arques Avenue, Sunnyvale, California 94085. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 43,664,372 shares of common stock outstanding on March 31, 2006.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2006. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Beneficial Owner	Number of Shares Beneficially Owned	Percent
5% Stockholders:
Fidelity Management & Research Company (1)	4,410,165	10.1%
Battery Ventures Funds (2)	3,266,667	7.5%
Philippe Laffont (3)	2,502,431	5.7%
Directors and Named Executive Officers:
Richard K. Williams (4)	2,435,546	5.5%
Brian R. McDonald	81,375	0.2%*
Kevin P. D’Angelo (5)	490,178	1.1%
Allen K. Lam (6)	457,541	1.0%
Jan O. G. Nilsson (7)	459,994	1.1%
Samuel J. Anderson (8)	87,500	0.2%*
Kenneth P. Lawler (2)	3,266,667	7.5%
Jaff Lin (9)	47,052	0.1%
Alan E. Ross	—	—
Thomas Weatherford (10)	5,000	0.0%*
Executive officers and directors as a group (12 persons) (11)	7,372,235	16.7%

(1)	The address of this entity is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)

Includes 3,136,000 shares held by Battery Ventures VI, L.P. and 130,667 shares held by Battery Investment Partners VI, LLC. The sole general partner of Battery Ventures VI, L.P. is Battery Partners VI, LLC. The managing members of Battery Partners VI, LLC are Thomas J. Crotty, Oliver D. Curme, Richard D. Frisbie, Morgan M. Jones, Kenneth P. Lawler (one of our directors), Mark H. Sherman and Scott R. Tobin, who hold voting and dispositive power for the shares held by Battery Ventures VI, L.P. Each of Messrs. Crotty, Curme, Frisbie, Jones, Lawler, Sherman and Tobin disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The managers of Battery Investment Partners VI, LLC are Thomas J. Crotty and Oliver D. Curme, who hold voting and dispositive power for the shares held by Battery Investment Partners VI, LLC. Mr. Lawler is a member of Battery Investment Partners VI, LLC. Each of Messrs. Crotty, Curme and Lawler disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of Mr. Lawler and these funds is c/o Battery Ventures, 20 William Street, Wellesley, Massachusetts 02481.

(3)	The address of this entity is 126 East 56th Street, New York, New York 10022.

(4)	Includes 239,250 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2006. Also includes 59,608 shares held by Mr. Williams as custodian for the benefit of his two minor children.

(5)	Includes 71,687 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2006. Also includes 40,000 shares held by Mr. D’Angelo’s domestic partner.

(6)	Includes 25,250 shares held by Mr. Lam as custodian for the benefit of his minor child.

(7)	Includes 25,000 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2006. Also includes 5,500 shares held by Mr. Nilsson as custodian for the benefit of his two minor children.

(8)	Includes 32,500 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2006.

(9)	Includes 10,443 shares held by Lin Family Trust and 24,609 shares held by Maton Management LLC. Mr. Lin, one of our directors, is the trustee of the Lin Family Trust and a managing member of Maton Management LLC. Mr. Lin disclaims beneficial ownership of the shares held by Maton Management LLC and the Lin Family Trust except to the extent of his pecuniary interest therein. The address of Mr. Lin, the Lin Family Trust and Maton Management LLC is c/o Maton Venture, 16615 Lark Avenue, Suite 108, Los Gatos, California 95032.

(10)	Includes 5,000 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2006.

(11)	Includes 410,937 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2006.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table summarizes the compensation earned for services rendered to us in all capacities for the years ended December 31, 2004 and 2005 by our Chief Executive Officer and our four other most highly paid executive officers whose salary and bonus exceeded $100,000 in fiscal 2005. These executives are referred to as the named executive officers elsewhere in this Proxy Statement:

	Year	Annual Compensation				Long-Term Compensation	All Other Compensation
Name and Principal Position		Salary		Bonus (1)		Securities Underlying Options
Richard K. Williams President, Chief Executive Officer and Chief Technical Officer	2005 2004	$ $	177,724 177,724	$ $	132,200 170,676	190,000 450,000	$ $	41,022 72,338	(2) (3)
Brian R. McDonald Chief Financial Officer and Vice President of Worldwide Finance	2005 2004	$ $	210,000 106,750	$ $	109,000 47,250	110,000 350,000	$ $	18,904 10,402	(4) (5)
Kevin P. D’Angelo Vice President of Engineering	2005 2004	$ $	240,512 238,000	$ $	71,400 84,103	90,000 100,000	$ $	18,424 31,986	(6) (7)
Allen K. Lam Vice President of Worldwide Operations	2005 2004	$ $	202,750 178,000	$ $	87,000 53,400	100,000 100,000	$ $	18,686 32,331	(8) (9)
Jan O.G. Nilsson Vice President of Marketing and Business Development	2005 2004	$ $	231,280 231,280	$ $	81,400 80,220	90,000 100,000	$ $	31,714 20,786	(10) (11)

(1)	We generally pay bonuses in the year following the year in which they were earned. Bonus amounts presented represent employee performance bonuses and are reported for the year in which they were earned, though they may have been paid in the following year.

(2)	Includes $11,040 for auto allowance, $6,600 for an author’s award, $6,500 for a patent award, $6,300 for 401(k) plan matching contribution, $5,713 for tax preparation services, $4,785 for accrued vacation time and $84 for insurance premiums.

(3)	Includes $47,500 for a patent award, $11,040 for auto allowance, $7,552 for accrued vacation time, $6,150 for 401(k) plan matching contribution and $96 for insurance premiums.

(4)	Includes $11,040 for auto allowance, $6,300 for 401(k) plan matching contribution, $1,480 for tax preparation services and $84 for insurance premiums.

(5)	Includes $5,520 for auto allowance, $4,786 for 401(k) plan matching contribution and $96 for insurance premiums.

(6)	Includes $11,040 for auto allowance, $6,300 for 401(k) plan matching contribution, $1,000 for a patent award and $84 for insurance premiums.

(7)	Includes $14,700 for a patent award, $11,040 for auto allowance, $6,150 for 401(k) plan matching contribution and $96 for insurance premiums.

(8)	Includes $6,900 for auto allowance, $6,300 for 401(k) plan matching contribution, $2,365 for accrued vacation time, $2,000 for a patent award, $1,036 for tax preparation services and $84 for insurance premiums.

(9)	Includes $10,000 for a president’s award, $8,500 for a patent award, $6,900 for auto allowance, $6,150 for 401(k) plan matching contribution, $685 for accrued vacation time and $96 for insurance premiums.

(10)	Includes $11,040 for auto allowance, $8,006 for accrued vacation time, $6,300 for 401(k) plan matching contribution, $4,441 for personal travel expenses, $1,843 for tax preparation services and $84 for insurance premiums.

(11)	Includes $11,040 for auto allowance, $6,150 for 401(k) plan matching contribution, $3,000 for personal travel expenses, $500 for a patent award and $96 for insurance premiums.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted to our named executive officers during the year ended December 31, 2005, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually, minus the applicable per share exercise price. These assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of our future common stock price. We cannot assure you that any of the values in the table will be achieved. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock and overall stock market conditions. The assumed 5% and 10% rates of stock appreciation are based on the closing price of our common stock on December 30, 2005 of $13.85 per share. The percentage of total options granted is based upon an aggregate of 2,867,388 shares of common stock subject to options we actually granted to employees, directors and consultants during 2005.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in Last Fiscal Year	Exercise Price Per Share	Expiration Date
					5%	10%
Richard K. Williams	190,000	6.6%	$12.34	10/26/2015	$1,941,836	$4,480,833
Brian R. McDonald	110,000	3.8%	12.34	10/26/2015	1,124,221	2,594,167
Kevin P. D’Angelo	90,000	3.1%	12.34	10/26/2015	919,817	2,122,500
Allen K. Lam	100,000	3.5%	12.34	10/26/2015	1,022,019	2,358,333
Jan O. G. Nilsson	90,000	3.1%	12.34	10/26/2015	919,817	2,122,500

Aggregate Option Exercises and Option Values

The following table describes for each of our named executive officers the number and value of securities underlying exercisable and unexercisable options held by them as of December 31, 2005. None of our named executive officers exercised options during 2005. The value of unexercised in-the-money options at December 31, 2005 is based on the closing price of our common stock on December 30, 2005 of $13.85 per share, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option. All options granted to our named executive officers were granted under either our 1998 Stock Plan or our 2005 Equity Incentive Plan.

	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard K. Williams	239,250	781,000	$3,203,558	$8,200,390
Brian R. McDonald	—	372,500	—	3,680,975
Kevin P. D’Angelo	99,687	315,563	1,334,809	3,156,189
Allen K. Lam	—	100,000	—	151,000
Jan O. G. Nilsson	25,000	240,038	334,750	2,144,909

Employment Agreements and Change of Control Arrangements

In September 1998, we entered into an employment offer letter with Richard K. Williams, our President, Chief Executive Officer and Chief Technical Officer. Mr. Williams’ employment is at-will, and either we or Mr. Williams may terminate his employment with us at any time and for any reason. Pursuant to this offer letter, we agreed to pay Mr. Williams an initial annual salary of $120,000, a signing bonus of $120,000 and a quarterly bonus of $16,000. Payment of these bonus amounts was deferred, with the quarterly bonus accruing from Mr. Williams’ start date, until the earliest to occur of our achieving profitability, our initial public offering, our acquisition or our liquidation. We have paid all deferred amounts in full. We also agreed to grant Mr. Williams an option to purchase 975,000 shares of our common stock at an exercise price of $0.066 per share and an option to purchase 287,757 shares of our common stock at an exercise price of $0.40 per share. These options vested annually over four years from Mr. Williams’ start date. If we terminate Mr. Williams’ employment without cause, he will be entitled to continue to receive payment of his base salary and insurance benefits for two weeks following the date of termination, as well as any accrued and unpaid bonus amounts.

In June 2004, we entered into an employment offer letter with Brian R. McDonald, our Chief Financial Officer and Vice President of Worldwide Finance. Mr. McDonald’s employment is at-will, and either we or Mr. McDonald may terminate his employment with us at any time and for any reason. Pursuant to this offer letter, we agreed to pay Mr. McDonald an annual salary of $210,000 and provided an initial option grant to purchase 350,000 shares of our common stock at $0.46 per share, vesting annually over four years. In the event of a change in control of our company and if Mr. McDonald’s employment is involuntarily terminated within 12 months of such change of control, then the unvested portion of this option shall automatically accelerate and become fully vested and exercisable. In addition, if we terminate Mr. McDonald’s employment without cause within six months following the end of the employment with us of our current Chief Executive Officer, Richard K. Williams, Mr. McDonald will be entitled to continue to receive payment of his base salary and insurance benefits for six months following his termination, and the vesting of all of Mr. McDonald’s options or restricted stock will immediately accelerate by six months from the date of termination.

In October 2005, we entered into an employment offer letter with Nicholas Aretakis, our Vice President of Worldwide Sales. Mr. Aretakis’ employment is at-will, and either we or Mr. Aretakis may terminate his employment with us at any time and for any reason. Pursuant to this offer letter, we agreed to pay Mr. Aretakis an annual salary of $240,000 and provided an initial option grant to purchase 450,000 shares of our common stock at $12.34 per share, vesting over four years at a rate of twenty-five percent after one year and an additional 6.25% vesting each quarter thereafter, and an option grant to purchase an additional 150,000 shares of our common stock, vesting at the end of four years or earlier based upon our reaching of certain revenue targets. In the event of a change in control of our company and if Mr. Aretakis does not hold a position of equal responsibility or Mr. Aretakis’ employment is involuntarily terminated within 12 months of such change of control, then Mr. Aretakis will be entitled to receive a lump sum payment equal to 12 months of his base salary and the unvested portion of his options will automatically accelerate and become fully vested and exercisable. In addition, in the event we terminate Mr. Aretakis’ employment without cause, he will be entitled to receive continued payment of his base salary in accordance with our payroll procedures for six months following the termination of his employment, medical and dental benefits during such period and an additional six months of vesting of his unvested options.

In May 2005, our Board of Directors authorized a form of change of control agreement for each of our current and future officers of a level of Vice President and above. The change of control agreement provides that in the event the employee is terminated without cause, or is constructively terminated, within 12 months of a change of control of AnalogicTech (including a merger or sale of assets), 100% of all unvested stock rights as of such date shall become fully vested on the termination date with respect to our Chief Executive Officer and Chief Financial Officer and 50% of all unvested stock rights as of such date shall become fully vested on the termination date with respect to our other officers of a level of Vice President and above. In this event, the employee will also receive continued salary and benefits for 12 months following the termination date. For purposes of this agreement, “stock rights” means all options or rights to acquire shares of our common stock and includes all options granted under our 1998 Stock Plan and 2005 Equity Incentive Plan. Each of our current and future officers of a level of Vice President and above has entered into a change of control agreement with these terms or will enter into such agreement at the time such person is hired, as applicable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms and written representations that no other reports were required during the fiscal year ended December 31, 2005, we believe that all our executive officers, directors and ten percent stockholders complied with the applicable filing requirements.

Rule 10b5-1 Plan Information

Certain of our insiders, including Richard K. Williams, our President, Chief Executive Officer and Chief Technical Officer, Brian R. McDonald, our Chief Financial Officer and Vice President of Worldwide Finance, Kevin P. D’Angelo, our Vice President of Engineering, Allen K. Lam, our Vice President of Worldwide Operations, and Jan O. G. Nilsson, our Vice President of Marketing and Business Development, have entered into trading plans in accordance with Rule 10b5-1 under the Exchange Act of 1934, as amended, and our Insider Trading Policy. These plans, commonly referred to as 10b5-1 plans, allow insiders to gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce any market impact and avoid concerns about whether they had material, non-public information when they sold their stock. Rule 10b5-1 allows individuals to set up plans governing future purchases and sales of a company’s stock at a time when they are not aware of material nonpublic information, even though the individual may be aware of such information when these trades are completed. The plans adopted by these AnalogicTech individuals were adopted during an authorized trading period when the individuals were not in possession of material, non-public information. Sales made pursuant to these 10b5-1 plans will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission. Additional directors, officers or other employees may establish such plans in the future.

Equity Compensation Plan Information

We currently maintain three equity-based compensation plans that have been approved by the stockholders – the 1998 Stock Plan, which was approved by the stockholders in 1998, the 2005 Equity Incentive Plan, which was approved by the stockholders in 2005, and the 2005 Employee Stock Purchase Plan, which was approved by the stockholders in 2005. The following table sets forth, for each of AnalogicTech’s equity-based compensation plans, the number of shares of AnalogicTech common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares available for future award grants as of December 31, 2005:

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	(1) 6,875,750	$0.67	(2) 2,371,250
Equity compensation plans not approved by security holders	0	—	0
Total	6,875,750	$0.67	2,371,250

(1)	Includes outstanding stock options for 4,747,000 shares under the 1998 Stock Plan and 2,128,750 shares under the 2005 Equity Incentive Plan.

(2)	Includes 2,371,250 shares for the 2005 Equity Incentive Plan. On January 1 of each year during the term of the 2005 Equity Incentive Plan, the total number of shares available for award purposes under the 2005 Equity Incentive Plan will increase by the lesser of (i) 3% of the outstanding shares of our common stock on the first day of our fiscal year, (ii) 2,000,000 shares or (iii) such other amount as our Board of Directors may determine. The aggregate number of shares available for issuance under the 2005 Equity Incentive Plan increased by 1,294,977 shares on January 1, 2006. The data presented in this table was calculated as of December 31, 2005 and does not reflect the January 1, 2006 increase. As of December 31, 2005, we terminated the 2005 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $60,000; and

•	a director, director nominee, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders.

Stock Option Grants

Certain stock option grants to our directors and executive officers and related option grant policies are described herein under the captions “Executive Compensation and Other Matters—Directors’ Compensation” and “Executive Compensation and Other Matters—Option Grants in Last Fiscal Year.” Pursuant to our director compensation policy or prior arrangements, we granted the following options to certain non-employee directors:

•	In July 2005, we granted Alan E. Ross an option to purchase 20,000 shares of our common stock at an exercise price of $9.00 per share, vesting annually over a four-year period from the date of grant.

•	In October 2005, we granted Samuel J. Anderson options to purchase an aggregate of 34,500 shares of our common stock at an exercise price of $12.34 per share, vesting annually over a three-year period commencing in August 2005.

•	In October 2005, we granted Thomas Weatherford options to purchase an aggregate of 50,500 shares of our common stock at an exercise price of $12.34 per share, vesting annually over a three-year period commencing in July 2005 with respect to 2,500 shares and in August 2005 with respect to 48,000 shares.

•	In October 2005, we granted Alan E. Ross an option to purchase 48,000 shares of our common stock at an exercise price of $12.34 per share, vesting annually over a three-year period commencing in August 2005.

The options granted in July 2005 to Mr. Ross each provide that if the director’s services to us are involuntarily terminated within 12 months following a change of control of AnalogicTech, all unvested shares subject to the option will become fully vested and exercisable on the termination date.

Indemnification Agreements of Officers and Directors

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have indemnification agreements for our directors and officers.

COMPENSATION COMMITTEE REPORT

The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to our executive officers during fiscal year 2005. Actual compensation earned during fiscal year 2005 by the named executive officers is shown in the Summary Compensation Table on page 15 of this Proxy Statement.

Compensation Philosophy

We operate in the extremely competitive industry of power management semiconductors. The Compensation Committee believes that the compensation programs for our executive officers should be designed to attract, motivate and retain talented executives responsible for our success and should be determined within a competitive framework and based on the achievement of designated business objectives, individual contribution, customer satisfaction and financial performance. Within this overall philosophy, the Compensation Committee’s objectives are to:

•	Encourage the achievement of AnalogicTech’s long-range objectives by providing compensation which directly relates to the performance of the individual and the achievement of internal strategic objectives, including enhancing stockholder value;

•	Establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive within AnalogicTech’s industry; and

•	Promote a direct relationship between compensation and AnalogicTech’s performance by facilitating executive officer stock ownership through stock option awards.

Components of Executive Compensation	The compensation program for our executive officers consists of the following components:

•	Base Salary

•	Annual Cash Incentives

•	Long-Term Stock Option Incentives

Base Salary

The Board of Directors reviewed and approved fiscal year 2005 salaries for our Chief Executive Officer and other executive officers. Base salaries were established by the Board of Directors based upon competitive compensation data, and each person’s job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the Board of Directors exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

Annual Cash Incentives

Annual incentive bonuses for executive officers are intended to reflect the Board of Directors’ belief that a significant portion of the compensation of each executive officer should be contingent upon the performance of AnalogicTech, as well as the individual contribution of each executive officer. During fiscal 2005, the Compensation Committee determined annual discretionary bonuses for our Chief Executive Officer and other executive officers based on a number of factors, including our financial performance for the fiscal year and the individual contribution of each executive officer. The bonus amounts for the named executive officers of the Company are set forth in the Summary Compensation Table on page 15 of this Proxy Statement.

Long-Term Stock Option Incentives

The Board of Directors provides our executive officers with long-term incentive compensation through grants of options to purchase our common stock. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of AnalogicTech’s stockholders and to provide each executive officer with a significant incentive to manage AnalogicTech from the perspective of an owner with an equity stake in the business. It is the belief of the Board of Directors that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in our employ. The Board of Directors considers the grant of each option, reviewing factors such as the individual performance, the anticipated future contribution toward the attainment of our long-term strategic performance goals and the number of unvested options held by each individual at the time of the new grant. In fiscal year 2005, our executive officers were granted stock options to purchase 1,400,000 shares of our common stock.

Respectfully submitted by:

Samuel J. Anderson, Chairman

Kenneth P. Lawler

Jaff Lin

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2005 with our management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (Communications with Audit Committee) and Rule 2-07 of SEC Regulation S-X. The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K and our Annual Report to our stockholders for the year ended December 31, 2005.

Respectfully submitted by:

Thomas Weatherford, Chairman

Samuel J. Anderson

Kenneth P. Lawler

COMPANY STOCK PRICE PERFORMANCE GRAPH

The following graph compares our cumulative total stockholder return to that of the NASDAQ Stock Market Index for U.S. Companies, the S&P 500, and the Philadelphia Semiconductor Index. The cumulative stockholder returns for shares of our common stock and for the market index and the peer group comparison are calculated assuming $100 was invested on August 3, 2005, the date on which our common stock commenced trading on the NASDAQ National Market, and assuming that shares of our common stock were purchased at the initial public offering price of the common stock. We paid no dividends during the period shown. The performance of the S&P 500 and the Philadelphia Semiconductor Index is shown on a total return, i.e. dividends reinvested basis. The peer group returns are determined based on the returns of each component issuer of the peer group, weighted according to the respective issuer’s stock market capitalization at the beginning of the period presented.

The information contained above under the captions “Compensation Committee Report,” “Audit Committee Report” and “Company Stock Price Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that AnalogicTech specifically incorporates it by reference into such filing.

OTHER MATTERS

We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: May 16, 2006

/s/ BRIAN R. MCDONALD

Brian R. McDonald

Chief Financial Officer, Vice President of Worldwide Finance and Secretary

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

PURPOSES:

The purposes of the Audit Committee of the Board of Directors (the “Board”) of Advanced Analogic Technologies Incorporated (the “Company”) are to:

•	Monitor (i) the accounting and financial reporting processes of the Company, including the Company’s internal accounting and financial controls, (ii) the integrity of the Company’s financial statements, and (iii) the Company’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	Retain and oversee the independent auditors of the Company’s financial statements; and

•	Provide the Board with the results of its monitoring and recommendations derived therefrom, as well as such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board’s attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria:

•	Each member will be an independent director, as defined in (i) NASD Marketplace Rule 4200(a)(15) and (ii) Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended; provided, that one non-employee director who is not independent under NASD Marketplace Rule 4200(a)(15) may serve on the Audit Committee if the Board has made the required determination under NASD Marketplace Rule 4350(d)(2)(B);

•	Each member will be able to read and understand fundamental financial statements, in accordance with NASD Marketplace Rule 4350(d)(2)(A)(iv); and

•	At least one member will qualify as a financial expert under NASD Marketplace Rule 4350(d)(2) and under Item 401(h) of Regulation S-K.

The Board will annually appoint the members of the Audit Committee and the Chair of the Audit Committee, which appointment shall be effective immediately following the Company’s annual meeting of stockholders, unless otherwise indicated.

RESPONSIBILITIES:

The responsibilities of the Audit Committee will include the following:

•	Reviewing management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment;

•	Reviewing before release the disclosure regarding the Company’s system of internal controls required to be contained in the Company’s periodic filings, and reviewing the attestations or reports by the auditors relating to such disclosure;

•	Appointing, compensating, retaining and overseeing the work of the auditors (including resolving disagreements between management and the auditors regarding financial reporting) for the purpose of issuing an audit report or performing other audit, review or attest services or related work;

•	Pre-approving (or designating a member to pre-approve) audit and non-audit services provided to the Company by the auditors and other public accounting firms (or subsequently approving non-audit services when subsequent approval is necessary and permissible);

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its auditors, including (i) reviewing the auditors’ qualifications, performance and independence, (ii) reviewing the auditor’s proposed audit scope and audit approach, (iii) discussing with the auditors the financial statements and audit findings, including any matters described in Statement of Accounting Standards (“SAS”) No. 61, and (iv) reviewing reports submitted to the Audit Committee by the auditors in accordance with the applicable requirements of the Securities and Exchange Commission (the “SEC”);

•	Reviewing and discussing with management and the auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q with the SEC;

•	Directing the auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Reviewing (or designating a member to review) before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Reviewing with management and the auditors (i) the Company’s significant accounting policies, (ii) the impact of changes in accounting policies and other financial reporting developments, whether voluntary or pursuant to regulatory or accounting initiatives, including the effect of alternative GAAP methods on the Company’s financial statements, (iii) any transactions as to which management obtained SAS No. 50 letters, (iv) the impact of off-balance sheet structures on the Company’s financial statements, and (v) any auditing or accounting issues concerning the Company’s employee benefit plans;

•	Reviewing with management and the auditors any correspondence with or findings by regulatory agencies, and any employee complaints or published reports that raise material issues, regarding the Company’s financial statements or accounting policies;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Reviewing the Company’s risk management policies, including its investment policies and performance for cash and short-term investments;

•	Instituting special investigations relating to financial statements or accounting policies with full access to all books, records, facilities and personnel of the Company;

•	Retaining and obtaining advice and assistance from outside legal, accounting or other advisors;

•	Establishing and maintaining free and open means of communication between the Audit Committee, the auditors and management;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding its other practices;

•	Overseeing compliance by the Company’s directors, officers and employees with the Company’s Code of Business Conduct and Ethics;

•	Reviewing its own charter (including its structure, processes and membership requirements) at least annually, and making recommendations to the Board for any proposed changes;

•	Providing a report in the Company’s proxy statement as required by the rules and regulations of the SEC; and

•	Determining the appropriate funding for payment of compensation (i) to the auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and (ii) to any legal, accounting or other advisors employed by the Audit Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations.

MEETINGS:

The Audit Committee will meet as often as it determines, but not less frequently than once quarterly.

The Audit Committee, in its discretion, will ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Audit Committee will meet separately with the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet periodically in separate executive session with the auditors as well as any internal auditors, financial controller, or other financial personnel of the Company, at such times as it deems appropriate to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its reviews, findings and recommendations to the Board as may be appropriate, consistent with the Audit Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as members of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Adopted May 3, 2005

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	WITHHOLD ALL	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	To vote for and elect Richard K. Williams and Jaff Lin as Class I directors of the corporation to serve for a term of three years expiring on the 2009 Annual Meeting of Stockholders, or in the event that Mr. Williams or Mr. Lin become unavailable or decline to serve as a director at the time of the Annual Meeting, to vote for and elect any nominee who is designated by the current board of directors to fill the vacancy;	☐	☐	☐	2.	To vote for and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year expiring on December 31, 2006; and	☐	☐	☐
					3.	Transact any such other business as may properly come before the meeting or any adjournment or postponement thereof.
						Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

FOR ALL EXCEPT
☐	INSTRUCTION: To withhold authority to vote for an individual nominee, mark “for all except” and write the nominee’s name in the space provided below.

_______________________________________________________________________________________________________

Signature	Signature	Dated

(This proxy should be marked, dated, signed by the stockholder or stockholders exactly as the stockholder’s or stockholders’ names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.)

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ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS

June 29, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Advanced Analogic Technologies Incorporated hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 17, 2006, and hereby appoints Richard K. Williams and Brian R. McDonald, and each of them, with full power of substitution, as Proxy or Proxies, to vote all common shares of the undersigned at the Annual Meeting of Stockholders of Advanced Analogic Technologies Incorporated to be held on June 29, 2006, and at any adjournments thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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